EXHIBIT (p) 3
                         GARTMORE SEPARATE ACCOUNTS LLC

                                 Code of Ethics
                                       for
                              Personal Transactions

I. Introduction.

         All Covered Persons (as defined below) of Gartmore Separate Accounts LLC ("GSA"), in conducting their personal securities transactions, owe a fiduciary duty to each investment company ("Fund") for which GSA serves as investment adviser or sub-investment adviser. The fundamental standard to be followed in personal securities transactions is that Covered Persons may not take inappropriate advantage of their positions. All personal securities transactions by Covered Persons must be conducted in such a manner as to avoid any actual or potential conflict of interest between the Covered Person's interest and the interests of each Fund, or any abuse of a Covered Person's position of trust and responsibility. Potential conflicts arising from personal investment activities could include buying or selling securities based on knowledge of a Fund's trading position or plans (sometimes referred to as front-running), and acceptance of personal favors that could influence trading judgments on behalf of a Fund. In addition to the foregoing, this Code of Ethics is intended to prevent Covered Persons from engaging in any act, practice or course of business prohibited by Rule 17j-1 under the Investment Company Act of 1940 (the "Act"). Rule 17j-1 prohibits directors, officers and advisory personnel of an investment adviser, in connection with the purchase or sale by any such person of a security held or to be acquired by an investment company, from engaging in manipulative practices or employing any scheme to defraud the investment company, from making any untrue statements to the investment company and from failing to disclose to the investment company material information.

         While this Code of Ethics is designed to address identified conflicts and potential conflicts, it cannot possibly be written broadly enough to cover all potential situations. In this regard, Covered Persons are expected to adhere not only to the letter, but also the spirit, of the policies contained herein. For example, the restrictions contained herein on the purchase or sale of a security would include the purchase or sale of an equivalent security, such as the writing of an option to purchase or sell a security.

         The restrictions contained in this Code of Ethics apply to all securities in which a Covered Person has any direct or indirect "beneficial ownership"(1)/ and may encompass transactions in securities that are not effected in employee accounts such as interests in limited partnerships or transactions effected for the account of another individual or entity if the Covered Person may share in the profit from the transaction.

--------
(1). For this purpose, "beneficial owner" is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares a direct or indirect pecuniary interest in the securities, as further described in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, a copy of which is attached as Appendix 1 to this Code of Ethics. "Pecuniary interest" generally is the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in securities.


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         In furtherance of the above principles, this Code of Ethics contains certain restrictions on personal securities transactions by Covered Persons, certain restrictions on other activities of Covered Persons when an actual or potential conflict of interest between a Covered Person and a Fund may exist, and certain reporting requirements to enable GSA to ensure compliance with this Code of Ethics. In addition, this Code of Ethics contains a pre-approval process for personal securities transactions by Related Persons (as defined below) of a particular Fund in securities in which the Fund principally invests. Any questions regarding the application or scope of the restrictions and reporting requirements contained herein should be directed to the Compliance Officer.

         All of the restrictions and reporting requirements contained herein apply generally to each Covered Person. For purposes of this Code of Ethics, "Covered Persons" includes all directors, officers and employees of GSA. A list of Covered Persons is attached as Appendix 2 hereto. Certain additional restrictions apply to "Portfolio Managers." "Portfolio Manager" includes only directors, officers or employees of GSA having direct responsibility and authority to make investment decisions on behalf of a Fund. The Compliance Officer will notify each Covered Person deemed to be a Portfolio Manager for purposes of this Code of Ethics.


II.       Prohibitions; Exemptions.

         1. Prohibited Purchases and Sales.

         Covered Persons

                  A. No Covered Person may purchase or sell, directly or indirectly, any security in which such person has, or by reason of the transaction would acquire, any direct or indirect beneficial ownership and which to the actual knowledge of that person at the time of such purchase or sale:

                  (i) is being actively considered for purchase or sale for any Fund; or

                  (ii) is in the process of being purchased or sold by any Fund.

         Portfolio Managers

                  In addition to the above prohibitions, the following purchases and sales are also prohibited for all Portfolio Managers:

                  B. A Portfolio Manager may not purchase or sell, directly or indirectly, any security in which he or she has or acquires any direct or indirect beneficial ownership within seven (7) calendar days before or after a Fund for which he or she acts as a Portfolio Manager trades in that security.

         2. Exemptions From Certain Prohibitions.

                  A. The prohibited purchase and sale transactions described in paragraph II.1. above do not apply to the following personal securities transactions:


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                  (1) purchases or sales effected in any account over which
                      the Covered Person has no direct or indirect influence or control;

                  (2) purchases or sales which are non-volitional on the
                      part of either the Covered Person or the relevant
                      Fund;

                  (3) purchases which are part of an automatic dividend
                      reinvestment plan (other than pursuant to a cash purchase plan option);

                  (4) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired from that issuer, and sales of the rights so acquired;

                  (5) purchases or sales of (i) "long-term" debt securities
                      (securities with a remaining maturity of more than 397 days) issued by the U.S. government or "short-term" debt securities (securities with a remaining maturity of 397 days or less) issued or guaranteed as to principal or interest by the U.S. government or by a person controlled or supervised by and acting as an instrumentality of the U.S. government, (ii) bankers' acceptances and bank certificates of deposit, (iii) commercial paper and (iv) shares of registered open-end investment companies (each of the foregoing being referred to herein as "Exempt Securities"); and

                  (6) any other purchase or sale which the Compliance Officer
                      (or the Chairman or President of GSA with respect to the Compliance Officer's personal securities transactions) approves on the grounds that the chance of conflict of interest is remote.

                  B. Any personal securities transaction approved pursuant to paragraph II.2.A.(6) shall be reported to the Chairman of the Audit Committee of each relevant Fund, as determined by the Compliance Officer, within 15 days after the end of the month during which such approval occurred.

         3. Prohibited Recommendations.

                  All Covered Persons are subject to the following restrictions on making recommendations to each Fund:

                  A. Subject to certain exceptions indicated below for Exempt Securities (as defined in paragraph II.2.A.(5) above), no Covered Person may recommend the purchase or sale of any security to or for any Fund without first having disclosed his or her interest, if any, in such security or the issuer thereof, to the Compliance Officer and to the day-to-day investment adviser to the Fund, if not GSA, including without limitation:

                  (1) any direct or indirect beneficial ownership of any
                      security (other than an Exempt Security) of such issuer, including any security received in a private securities transaction;


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                  (2) any contemplated purchase or sale by such person of such security (other than an Exempt Security);

                  (3) any position with such issuer or its affiliates; or

                  (4) any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

                  B. In circumstances in which a Covered Person is required to disclose an interest in a security or an issuer acquired in a private securities transaction to the Compliance Officer, as described above, GSA's decision to purchase or sell a security (or to recommend the purchase or sale of a security) of the same issuer for any Fund shall be subject to an independent review by a Portfolio Manager or Portfolio Managers with no personal interest in the issuer.


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III. Pre-Approval of Personal Securities Transactions.

         1. To prevent conflicts of interest, GSA has adopted a pre-approval policy with respect to personal securities transactions by "Related Persons" (as defined below) of each Fund advised by GSA in securities in which the Fund principally invests. "Related Persons" with respect to a particular Fund include
(i) all GSA directors or officers who serve as directors or officers of the particular Fund and (ii) any other GSA personnel who have a significant role with respect to the Fund. Attached as Appendix 3 is a list of Related Persons with respect to each Fund to whom GSA's pre-approval policy applies.

         2. Pursuant to GSA's policy, a Related Person seeking to purchase or sell securities in which a Fund principally invests must do the following:

                  (A) First, the Related Person must contact the portfolio manager principally charged with making investment decisions for the Fund and inquire whether the portfolio manager is in the process of purchasing or selling the security or is considering or has considered within the prior 21 days purchasing or selling the security for the Fund. In general, if the portfolio manager is purchasing or selling or considering or has considered purchasing or selling the security within the prior 21 days, pre-approval will not be granted and the Related Person may not purchase or sell the security.


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                  (B)      Second, a Related Person must complete an Approval
                           Form, a copy of which is attached hereto as Appendix 4, which describes in detail any factors which may be potentially relevant to a conflict of interest analysis, including any economic relationship between the transaction and securities held or to be acquired by any Fund. Completed Approval Forms should be submitted to and written approval obtained from the Compliance Officer. Approval is valid for a period of two business days from the date the transaction has been approved.

                  (C) Third, each Related Person should send the original Approval Form to the Compliance Officer and keep a copy in his or her records. The Compliance Officer will review periodically the Approval Forms of each Related Person versus the Related Person's securities transactions during the prior quarter.

         3. In addition, in connection with administering its pre-approval policy, GSA has adopted the following guidelines regarding trading by Related Persons in securities in which a Fund with which such person is connected principally invests:

                  (A) A Related Person may not purchase, directly or indirectly, any such security in an initial public offering.

                  (B) A Related Person generally will not be permitted to purchase and sell, or sell and purchase, the same security within a sixty (60) calendar day period. Exceptions from this prohibition may be granted on a case-by-case basis for particular investments where significant news or other major events occur after purchase in order to avoid a personal hardship, provided that no abuse is involved and the equities strongly support an exemption. Related Persons will not be permitted to make a practice of such early liquidations.



IV. Prohibitions on Gifts and Services.

         1. Covered Persons may not accept gifts or other things of more than $100 in value from any person or entity that is known by such Covered Person to be doing business with or on behalf of any Fund, without the approval of the Compliance Officer.

         2. Covered Persons shall not serve on the boards of directors of publicly held companies (other than Funds), absent prior approval from the Board of Directors of each relevant Fund, as determined by the Compliance Officer. Such approval should be based on a determination that board service would be consistent with the best interests of the shareholders of each such Fund.


V. Reporting.

         1.       Initial Reporting.

                  All Covered Persons must report all personal securities holdings upon commencement of their status as such.

         2.       Quarterly Reporting.

                  A. Except as provided in paragraph B. below, every Covered Person shall report to GSA on a quarterly basis the information described in paragraph C. below with respect to transactions in any security (including any security issued by a limited partnership) in which the Covered Person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership in the security.

                  B. A Covered Person is not required to make a report with respect to any transaction (i) effected through a securities account, provided that all relevant confirmations and statements are furnished to the Compliance Officer or (ii) in an account with respect to which the Covered Person does not have any direct or indirect influence, provided that the identity of such account has been furnished to the Compliance Officer.


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                  C.       Every quarterly report required pursuant to this
                           paragraph 2. shall be submitted to the Compliance Officer not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected and shall contain the following information:

                  (i) the date of the transaction, the title and the number of shares and the principal amount of each security involved;

                  (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  (iii)    (i)the price at which the transaction was effected;

                  (iv) the name of the broker, dealer or bank with or through whom the transaction was effected; and

                  (v) a description of any factors potentially relevant to a conflict of interest analysis, including the existence, to the Covered Person's knowledge, of any economic relationship between the transaction and securities held or to be acquired by any client account.

         3. Annual Reporting and Certification.

                  A. All Covered Persons must report all personal securities holdings to the Compliance Officer within 30 days after the end of each calendar year, together with a list of all accounts maintained at brokerage firms which are subject to the provisions of this Code of Ethics (see the Introduction above and footnote 1), including the names of the firms and the account numbers.

                  B. All Covered Persons are required to certify annually that they have read and understand this Code of Ethics and recognize that they are subject to the provisions hereof and will comply with the policy and procedures stated herein. Further, all Covered Persons are required to certify annually that they have complied with the requirements of this Code of Ethics and that they have reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of such policies. A copy of the certification form to be used in complying with this paragraph B. is attached to this Code of Ethics as Appendix 5.


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         4. Brokerage Confirmations and Statements.

                  All Covered Persons must direct their brokers to supply to the Compliance Officer, on a timely basis, duplicate copies of confirmations of any purchase or sale of a security and copies of all periodic statements for all securities accounts.

         5. Miscellaneous.

                   Any report under this Code of Ethics may contain a statement that the report shall not be construed as an admission by the person making the report that the person has any direct or indirect beneficial ownership in the securities to which the report relates.


VI.      Confidentiality.

         No Covered Person shall reveal to any other person (except in the normal course of his or her duties on behalf of GSA) any information regarding securities transactions by Fund or consideration by any Fund or GSA of any such securities transaction.

         All information obtained from any Covered Person pursuant to this Code of Ethics shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.


VII. Sanctions.

         Any trades made in violation of the provisions set forth under paragraphs II.1.B. or III.3.B. must be unwound, or, if that is impractical, any profits realized on trades made in violation of these prohibitions must be disgorged to the appropriate Fund or Funds (or, alternatively, to a charitable organization) under the direction of the Compliance Officer, with the approval of GSA's Chairman or President.

         Upon discovering a violation of this Code of Ethics, the Board of Directors of GSA may impose any sanctions it deems appropriate, including a letter of censure or the suspension or termination of the employment of the violator.


Dated:  May 29, 2003

                        Appendix 1 to GSA Code of Ethics

Rule 16a-1(a)(2) of the Securities Exchange Act of 1934:

                           Appendix 2 to GSA Code of Ethics


         The following persons are "Covered Persons" for purposes of this Code of Ethics:

                           Board of Managers

Manager                                    Principal Affiliation

Young D. Chin                              EVP, Global CIO-Equity, Gartmore Global Investments

Thomas M. Sipp                             VP, CFO and Treasurer, Gartmore Global Asset Management Trust

Mark P. Bronzo                             Managing Director, Gartmore Separate Accounts LLC

Joseph C. O'Connor                         Managing Director, Gartmore Separate Accounts LLC

Daniel W. Portanova                        Managing Director, Gartmore Separate Accounts LLC


                           Officers

Name                                         Title

Mark P. Bronzo                               Managing Director

Joseph C. O'Connor                           Managing Director

Daniel W. Portanova                          Managing Director

                                   Appendix 3

The following persons are "Related Persons" for purposes of this Code of Ethics;

Gartmore Mutual Funds II, Inc.

Mark P. Bronzo                             Managing Director

Joseph C. O'Connor                         Managing Director

Daniel W. Portanova                        Managing Director

Iona K. Watter                             Director of Compliance

Francois Coeytaux                          Director of Operations

Kevin J. Dennean                           Analyst

Yadina Amadeo                              Operations

Tiphaine Masse                             Analyst

John LePino                                IT Manager

Michaela Looser                            Trader

Kerry McCarthy                             Operations

Michael McCarthy                           Trader

                        Appendix 4 to GSA Code of Ethics

             Gartmore Separate Accounts LLC Securities Approval Form


Name of Person Seeking Approval:                              __________________

Description of Transaction:
(name of issuer, type of security, share or principal amount, __________________ purchase or sale)
Describe any potential conflict of interest:                  __________________









Name of portfolio manager consulted:

Date consulted:                                               __________________

Is the portfolio manager purchasing or selling or considering purchasing or selling the security or has the portfolio manager considered purchasing or selling the security within the past 21
days?                                                   ____ YES         ____ NO

Name and signature of individual approving transaction


Date of Approval:                        ______________________


Approval valid to:                       ______________________


(PLEASE FORWARD THE ORIGINAL OF THIS FORM TO THE COMPLIANCE OFFICER AND KEEP A COPY FOR YOUR RECORDS. ALL APPROVALS ARE VALID FOR TWO BUSINESS DAYS AFTER THE DATE APPROVED.)

                        Appendix 5 to GSA Code of Ethics

                            ANNUAL CERTIFICATION FORM


                  This is to certify that I have read and understand the Code of Ethics of Gartmore Separate Accounts LLC dated May 29, 2003, and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

                  This is to further certify that I have complied with the requirements of such Code of Ethics and that I have reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of such Code of Ethics.


                  Please sign your name here:        ________________________


                  Please print your name here:       ________________________


                  Please date here:              ________________________






                  Please sign two copies of this Certification Form, return one copy to the Compliance Officer and retain the other copy, together with a copy of the Code of Ethics, for your records.